VOTING AGREEMENT

     THIS VOTING AGREEMENT (the "Agreement") is made and entered into as of this ______ day of _________________, 2001, by and among ON STAGE ENTERTAINMENT, INC., a Nevada corporation (the "Company"), those certain holders of the Company's Common Stock listed on Exhibit A hereto (the "Key Holders") and the persons and entities listed on Exhibit B hereto (the "Investors").

                                   WITNESSETH

     WHEREAS, the Key Holders are the beneficial owners of an aggregate of Six Million One Hundred Eighty One Thousand One Hundred Fifty-Five (6,181,155) shares of the common stock of the Company (the "Common Stock");

     WHEREAS, the Investors are purchasing shares of the Company's Series A Preferred Stock (the "Preferred Stock"), pursuant to that certain Stock and Warrant Purchase Agreement (the "Purchase Agreement") of even date herewith (the "Financing");

     WHEREAS, the Investors are holders of certain warrants to purchase Common Stock (the "Warrants") exercisable upon receipt of a Drawdown Notice (as defined in the Warrants) from the Company;

     WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

     WHEREAS, in connection with the consummation of the Financing, the Company, the Key Holders and the Investors have agreed to provide for the future voting of their shares of the Company's capital stock as set forth below.

     NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1. VOTING.

     1.1 Key Holder Shares; Investor Shares.

     (a) The Key Holders each agree to hold all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Key Holders after the date


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

hereof (hereinafter collectively referred to as the "Key Holder Shares") subject to, and to vote the Key Holder Shares in accordance with, the provisions of this Agreement.

     (b) The Investors each agree to hold all shares of voting capital stock of the Company (including but not limited to all shares of Common Stock issued upon conversion of the Preferred Stock) registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Investors after the date hereof (hereinafter collectively referred to as the "Investor Shares") subject to, and to vote the Investor Shares in accordance with, the provisions of this Agreement.

     1.2 Election of Directors. On all matters relating to the election of directors of the Company, the Investors and Key Holders agree to vote all Investor Shares and Key Holder Shares respectively held by them (or the holders thereof shall consent pursuant to an action by written consent of the holders of capital stock of the Company) so as to elect members of the Company's Board of Directors as follows. At each election of directors, so long as the holders of the Preferred Stock, voting as a separate class, are entitled to elect four (4) directors of the Company, the Investors and Key Holders shall vote all of their respective Investor Shares and Key Holder Shares accordingly to cause the persons designated by McCown De Leeuw and Company IV, LP and its affiliates to be elected as such directors.

     1.3 No Liability for Election of Recommended Director. None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board of Directors by virtue of such party's execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

     1.4 Approval of Default Financing. If there is a Default (as defined in the Warrants) under the terms of the Warrants, the Investors agree to vote all of their shares for and raise no objection to the Default Financing (as defined in the Warrants).

     1.5 Legend.

     (a) Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Key Holder Shares and the Investor Shares the following restrictive legend (the "Legend"):

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

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

     (b) The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Key Holder Shares or Investor Shares theretofore represented by a certificate carrying the Legend.

     1.6 Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the Key Holder Shares or Investor Shares. The Company shall not permit the transfer of any of the Key Holder Shares or Investor Shares on its books or issue a new certificate representing any of the Key Holder Shares or Investor Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Key Holder or Investor, as applicable.

     1.7 Other Rights. Except as provided by this Agreement or any other agreement entered into in connection with the Financing, each Key Holder and Investor shall exercise the full rights of a holder of capital stock of the Company with respect to the Key Holder Shares and the Investor Shares, respectively.

     1.8 Change of Control. In the event that holders of at least a majority of the then outstanding Preferred Stock (the "Requisite Investors"), approve a sale of the Company or all or substantially all of the Company's assets (an "Approved Sale") whether by means of a merger, or consolidation, or sale of stock or assets, or otherwise (each, a "Sale of the Company"), the Key Holders and all Investors shall consent to, vote for and raise no objections to the Approved Sale, and (i) if the Approved Sale is structured as a merger or consolidation of the Company, or a sale of all or substantially all of the Company's assets, the Key Holders and each Investor shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) if the Approved Sale is structured as a sale of the stock of the Company, the Key Holders and the Investors shall agree to sell their Key Holder Shares and Investor Shares on the terms and conditions approved by the Requisite Investors, provided such terms do not provide that the Key Holders would receive less than the amount that would be distributed to such Key Holders in the event the proceeds of the sale of the Company were distributed in accordance with the Company's Amended Articles of Incorporation. The Key Holder and the Investors shall take all necessary and desirable actions approved by the Requisite Investors, in connection with the consummation of the Approved Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to (i) provide the representations, warranties, indemnities, covenants, conditions, non-compete agreements, escrow agreements and other provisions and agreements relating to such Approved Sale and (ii) effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale. Obligations of any Key Holder under this Section 1.8 shall be subject to delivery of a favorable fairness opinion rendered by a Qualified
Investment Bank. A financial institution shall be deemed to be a Qualified Investment Bank if, during the preceding twelve month period, it is ranked among


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

the top 15 underwriters in total proceeds raised on a lead or co-managed basis, according to Securities Data Corporation.

2. TERMINATION.

     2.1 This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

     (a) ten (10) years from the date of this Agreement;

     (b) the date of the closing of a sale, lease, or other disposition of all or substantially all of the Company's assets or the Company's merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this
Section 2.1(d) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company; or

     (c) the date as of which the parties hereto terminate this Agreement by written consent of a majority in interest of the holders of the Preferred Stock and a majority in interest of the Key Holders.

3. MISCELLANEOUS.

     3.1 Ownership. Each Key Holder represents and warrants to the Investors and the Company that (a) such Key Holder now owns the Key Holder Shares, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Key Holder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Key Holder enforceable in accordance with its terms.

     3.2 Further Action. If and whenever the Key Holder Shares are sold, the Key Holders or the personal representative of the Key Holders shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Key Holder Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

     3.3 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and


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

such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

     3.4 Governing Law. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of California as such laws apply to agreements among California residents made and to be performed entirely within the State of California.

     3.5 Amendment or Waiver. This Agreement may be amended (or provisions of this Agreement waived) only by an instrument in writing signed by (i) the Company, (ii) a majority in interest of the holders of the Preferred Stock and
(iii) a majority in interest of the Key Holders.

     3.6 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     3.7 Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Key Holder Shares or Investor Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Key Holder Shares or Investor Shares, as the case may be, for purposes of this Agreement.

     3.8 Addition of Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "Investor" hereunder.

     3.9   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

     3.10 Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

     3.11 Attorney's Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     3.12 Notices. Any notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery


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

to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All notices shall be addressed to the holder appearing on the books of the Company or at such address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     3.13 Entire Agreement. This Agreement and the Exhibits hereto, along with the Purchase Agreement and each of the Exhibits thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

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
        IN WITNESS WHEREOF, the parties hereto have executed this VOTING AGREEMENT as of the date first above written.

COMPANY:                                       KEY HOLDERS:

ON STAGE ENTERTAINMENT, INC.


By:________________________                    ___________________________
Name:                                          TIM PARROT
Title:

                                               ___________________________
                                               JOHN STUART

INVESTORS:

MCCOWN DE LEEUW AND COMPANY IV, LP


By:______________________________
Name:
Title:

MCCOWN DE LEEUW AND COMPANY IV
  ASSOCIATES, LP


By:______________________________
Name:
Title:

DELTA FUND, LP


By:______________________________
Name:
Title:


BOARD OF TRUSTEES OF THE LELAND
    STANFORD JUNIOR UNIVERISTY


By:______________________________
Name:
Title:

INVESTORS:

DAVID M. CHAMBERLAIN                    HAROLD M. MESSMER FAMILY TRUST



By:_____________________________        By:____________________________
Name:___________________________        Name:__________________________
Title: _________________________        Title:_________________________


CHARLES C. THIERIOT REVOCABLE TRUST     MICHAEL W. WILSEY


By:_____________________________        By:____________________________
Name:___________________________        Name:__________________________
Title: _________________________        Title:_________________________


TIMOTHY J. PARROT                      GIDWITZ REVOCABLE TRUST DATED 9/12/96

By:_____________________________        By:____________________________
Name:___________________________        Name:__________________________
Title: _________________________        Title:_________________________


VISION SERVICE PLAN EXECUTIVE          RABBI TRUSTWILLIAM MOSS
DEFERRED PLAN                          CORPORATION


By:_____________________________        By:____________________________
Name:___________________________        Name:__________________________
Title: _________________________        Title:_________________________

DU BAIN 1991 TRUST                     DAVID AND SHARON DAVIS FAMILY TRUST


By:_____________________________        By:____________________________
Name:___________________________        Name:__________________________
Title: _________________________        Title:_________________________

                                    EXHIBIT A

                               LIST OF KEY HOLDERS

         1.  Tim Parrott

         2.  John Stuart

                                    EXHIBIT B

                                List of Investors



1.       McCown De Leeuw and Company IV, LP

2.       McCown De Leeuw and Company IV Associates, LP

3.       Delta Fund, LP

4.       Board of Trustees of Leland Stanford Junior University

5.       David M. Chamberlain

6.       Messmer Family Trust

7.       Charles C. Thieriot Revocable Trust

8.       Michael W. Wilsey

9.       Timothy J. Parrott

10.      Gidwitz Revocable Trust dated 9/12/96

11.      Vision Service Plan Executive Deferred Plan Rabbi Trust

12.      William Moss Corporation

13.      Du Bain 1991 Trust

14.      David and Sharon Davis Family Trust